Third Quarter 2015 Earnings Presentation October 29, 2015

Forward-Looking Statement Forward-Looking Statement Any “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including, but not limited to, those relating to the Company’s business, financial condition or future results, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the Company’s ability to integrate Allfast and attain the expected synergies, including that the acquisition is accretive; the Company’s ability to attain the Financial Improvement Plan targeted savings and free cash flow amounts; future prospects of the Company; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks • Third quarter sales of approximately $222.2 million – relatively flat year- over-year due to external headwinds • Attained $0.39(1) EPS for the quarter, an increase of 34.5% as compared to third quarter 2014 • Operating profit margin(1) improvement of approximately 300 basis points year-over-year • Focused on mitigating external headwinds • Launched Financial Improvement Plan to improve profitability, cash flow conversion and operational efficiency 4 Continue to implement actions to mitigate external headwinds and drive improved performance. (1) Defined as operating profit margin and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” are provided in the Appendix.

External Headwinds and Tailwinds Headwinds • Oil and commodity price declines ‒ Drilling and well completion activity ‒ Capex reductions ‒ Resin and specialty steel prices • Inventory reductions at distributors ‒ Large aerospace distributors ‒ Overall supply chain reductions • Strength of U.S. dollar – Translation and transaction impacts – Exports in Engineered Components – Imports more competitive • Overall slow macroeconomic growth ‒ Certain industrial activity slowing 5 Tailwinds • Commercial aircraft build rates and backlog • Asia still growing, albeit at lower rates – uncertainty around China Pressure on the top-line and margin – ongoing actions to mitigate.

Key Business Initiatives 6 Profitable Growth Margin Packaging • Reorganize globally to end market focus • Develop new products • Optimize global footprint Aerospace • Leverage one aerospace platform • Develop new products and expand product lines • Improve operational efficiency at all locations Energy • Increase sales of higher margin products • Improve operational efficiency at all locations • Optimize global footprint Engineered Components Cylinders • Increase capacity to support continued growth • Expand product offering and end markets served • Maintain margins through ongoing productivity Engines/Related Products • Build upon broad range of quality products • “Right-size” business to reflect current market demand All/Corporate • Further implement TriMas Operating System and Lean initiatives • Reduce corporate expense Initiatives remain consistent to achieve profitable growth and increased margins – focused on execution.

Financial Highlights

Third Quarter Summary

TriMas

(Unaudited, excluding Special Items, dollars in millions, except per share amounts)

(from continuing operations)	Q3 2015	Q3 2014	Variance
Revenue	$222.2	$222.3	-0.1%
Operating profit	$29.9	$23.2	28.6%
Operating profit margin	13.4%	10.4%	300 bps
Income[(1)]	$17.8	$13.6	30.9%
Diluted EPS[(1)]	$0.39	$0.29	34.5%
Free Cash Flow[(2)]	$1.5	$8.0	-81.1%
Total debt	$459.4	$338.3	35.8%

- Q3 sales were relatively flat as compared to Q3 2014 – acquisition and organic sales growth offset by impact of lower oil-related activity and unfavorable currency exchange
- Q3 operating profit dollars and margin percentage increased – margin increased 300 basis points as a result of improvements in Packaging, Aerospace and Energy, and a reduction in corporate expenses
- Income and diluted EPS both increased more than 30% as compared to Q3 2014
- FCF lower than last year as a result of timing of payments, but expected to be between $50 million to $60 million for full year 2015
- Total debt increased as compared to Q3 2014 as a result of the Q4 2014 acquisition of Allfast, but lower than year end due to debt pay down resulting from Horizon Global dividend related to spin-off

Increased margin and earnings, despite top-line pressures from external headwinds.

(1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.

(2) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of the Financial Improvement Plan, less Capital Expenditures.

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9 • Continued low oil-related activity resulted in $0.06 decline in Q3 2015 versus Q3 2014 • 300 basis point operating profit margin improvement – organic margin expansion and lower corporate expenses • Allfast acquisition continues to contribute significantly, despite top-line pressure from key distribution customers Impact of low oil-related activity offset by higher organic and acquisition earnings, and lower corporate expenses. (1) Excludes the impact of “Special Items.” For a detailed reconciliation, excluding “Special Items,” please see the Appendix. (1) (1) EPS(1) Bridge from Q3 2014 to Q3 2015

Financial Improvement Plan • Announced in September 2015 – implementation in progress • $15 million of annual savings – $5 million related to acceleration of Energy business restructuring – $10 million of fixed overhead and SG&A reductions across rest of Company – One-time charges of approximately $6 million to $7 million • Limited impact in Q3 and Q4 with majority of savings expected to be realized in 2016 • Mitigate top-line and conversion pressures • Improved free cash flow conversion of nearly 100% of net income – Aggressive management of capital expenditures and working capital 10 Focused on improving operational efficiency, profitability and cash flow conversion, while offsetting continued external headwinds in 2016.

Segment Highlights

Packaging 12 • Sales decreased due to $2.5 million of unfavorable currency exchange • Margin percentage increased due to reductions in certain acquisition-related liabilities, lower material costs, a favorable shift in product mix and lower SG&A Strategies • Deployed new brand and completed global reorganization to an end market focus to better serve customers • Continuing ramp-up of manufacturing capabilities in Asia • Developing world-class product development team and customer innovation center in India • Implementing continuous pipeline of productivity initiatives to fund growth while maintaining margins Quarterly Commentary (Unaudited, dollars in millions) (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix. Q3 YTD 2015 Segment Contribution 38% By Revenue 59% By Operating Profit(1) Positioning business for customer innovation and future growth, while maintaining targeted margin levels. Financial Snapshot Q3 2015 Q3 2014 Variance Sales $87.9 $89.3 -1.6% Operating profit (1) $22.2 $21.4 3.6% Operating profit margin (1) 25.2% 23.9% 130 bps

Aerospace

Quarterly Commentary

- Sales increased due to Allfast acquisition completed in Q4 2014
- Higher demand from large OE customers, but lower demand from large distributors reducing inventory levels
- Margin improved 400 basis points due to higher sales and related operating leverage, a more favorable product sales mix and continued productivity initiatives

Strategies

- Integrating and leveraging separate aerospace platforms to better serve customers and enhance margins
- Launched Engineering Research and Technology group to support customers, innovation and growth
- Developing and qualifying additional highly-engineered products for aerospace applications
- Improving manufacturing efficiency and productivity across the businesses

(Unaudited, dollars in millions)

Financial Snapshot	Q3 2015	Q3 2014	Variance
Sales	$45.4	$27.4	*65.6%*
Operating profit [(1)]	$8.2	$3.9	*112.7%*
Operating profit margin [(1)]	*18.1%*	*14.1%*	*400 bps*







Q3 YTD 2015 Segment Contribution

By Revenue


20%

By Operating Profit[(1)]


24%

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). "Special Items" for each period are provided in the Appendix.

Positioning TriMas Aerospace as a supplier of choice.

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Energy 14 • Sales increased in North America due to higher engineering and construction activity • Lower oil price impact on upstream customers, lower international sales due to restructuring and unfavorable currency exchange continued to be headwinds • Margins improved 260 basis points as a result of higher sales, a more favorable product sales mix and improved operational efficiencies Strategies • Implement further cost structure reductions and branch consolidation • Consolidating Houston operations and relocating a portion of Houston manufacturing to Mexico • Improve operational efficiency at all locations • Increase sales of higher-margin, specialty products (Unaudited, dollars in millions) Q3 YTD 2015 Segment Contribution 23% By Revenue 1% By Operating Profit(1) Quarterly Commentary Accelerated broader restructuring of footprint and additional fixed and variable cost-out actions to drive margin improvement. (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix. Financial Snapshot Q3 2015 Q3 2014 Variance Sales $51.6 $50.3 2.6% Operating profit (1) $2.3 $1.0 134.7% Operating profit margin (1) 4.5% 1.9% 260 bps

Engineered Components 15 • Engine-related sales decreased more than 60% as a result of lower oil prices – remained breakeven by aligning cost structure • Cylinder sales declined due to softness in industrial end markets and lower export sales due to stronger U.S. dollar • Margins declined primarily due to lower sales and fixed cost absorption Strategies • Implemented additional engine-related cost reduction actions to mitigate top-line pressures and remain profitable • Adding incremental cylinder capabilities and capacity • Expanding engine product lines to diversify and reduce end-market cyclicality (Unaudited, dollars in millions) Q3 YTD 2015 Segment Contribution [VA LUE ] By Revenue 16% By Operating Profit(1) Quarterly Commentary Focused on mitigating top-line headwinds by reducing costs to better reflect end market demand. (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix. Financial Snapshot Q3 2015 Q3 2014 Variance Sales $37.3 $55.3 -32.6% Operating profit (1) $4.5 $8.1 -44.7% Operating profit margin (1) 12.0% 14.6% -260 bps

Segment Performance Summary 16 (Unaudited, excluding Special Items, dollars in millions) Sales Operating Profit Margin(1) (1) Excludes the impact of “Special Items.” For a detailed reconciliation, excluding “Special Items,” please see the Appendix. Q3 2015 Q2 2015 FY 2014 Q3 2014 Packaging $87.9 $89.6 $337.7 $89.3 Aerospace $45.4 $43.2 $121.5 $27.4 Energy $51.6 $50.2 $206.7 $50.3 Engineered Components $37.3 $42.0 $221.4 $55.3 Q3 2015 Q2 2015 FY 2014 Q3 2014 Packaging 25.2% 23.4% 23.9% 23.9% Aerospace 18.1% 18.6% 15.2% 14.1% Energy 4.5% -6.5% 3.1% 1.9% Engineered Components 12.0% 15.0% 15.4% 14.6% Improved margins in three out of four of our segments year-over-year, despite top-line pressures.

Outlook and Summary

Updated FY 2015 Segment Assumptions

TriMas

Segment	Revenue	Margin	Q4 Commentary
Packaging	• Low single-digit growth after considering 2% to 3% currency headwind	• Maintain 22% to 24% operating profit margins	• Expecting lower sequential sales in Q4 due to customer product launch delays and industrial end market weakness • Continued growth investments in Asia and North America
Aerospace	• Growth of 45% to 50% due to Allfast acquisition • Major distributors reducing inventory levels	• Full year operating profit margins of approximately 18% to 19% • Operational efficiencies	• Lower sales due to large distributors impacting top-line and mix • Q4 typically lowest revenue quarter of year due to holiday slowdown in customer orders
Energy	• Down low to mid single-digits due to impact of lower oil prices on upstream volume, reduced refinery capex spending and currency headwind	• Low single-digit operating profit margin due to lower volume, port strike cost impact and settlement of legal claim during year	• Expect 5% to 10% top-line reduction sequentially in Q4 as headwinds continue and exit lower margin business • Accelerated restructuring of footprint, additional cost-out actions and operational efficiencies
Engineered Components	• Lower oil prices reducing Arrow revenue ~ 50% to 60% • Lower exports due to stronger U.S. dollar • Selling prices impacted by lower steel prices	• Operating profit margin in 10% to 12% range – trending toward higher end of range • Margin headwind due to lower oil prices impact	• Industrial gas market slowdown expected to impact cylinder sales by more than 10% • Mitigating engine-related top-line pressure with cost reductions to breakeven

External headwinds in fourth quarter expected to further pressure revenue growth and product mix – focus on Financial Improvement Plan and other margin improvement initiatives.

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Updated FY 2015 Outlook

TriMas

From Continuing Operations		Full Year Outlook *as of 8/4/15*	Updated Full Year Outlook *as of 10/29/15*	Comments
Sales Growth	Organic	3% to 4%	2% to 3%	• Increased top-line pressure on all businesses due to external headwinds • Continued macro-economic weakness in industrial markets • Acquisition growth more than offset by impact of continued low levels of oil-related activity and unfavorable currency
	Acquisitions	6% to 7%	6% to 7%	
	Oil Price Decline	~ (7.5%)	~ (8%)	
	Currency	~ (1%)	~ (1%)	
		0% to 2%	-1% to 1%	
Earnings Per Share, diluted[(1)]		$1.15 to $1.25	$1.25 to $1.30	• Solid performance in Q3 • Implementing Financial Improvement Plan to help mitigate impact of weak end markets • Modest impact of Financial Improvement Plan in 2015 – full impact in 2016 • Full year tax rate at ~32%
Free Cash Flow[(2)]		$30 to $35 million	$50 to $60 million	• Managing working capital and capital expenditures consistent with environment

Increasing 2015 EPS and Free Cash Flow outlook.

(1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items."

(2) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of the Financial Improvement Plan, less Capital Expenditures.

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2016 Preliminary Thoughts

TriMas

Packaging	Aerospace	Energy	Engineered Components	Corporate Expense
• Consumer-based specialty dispensing products ~75% of sales • Industrial closures impacted by end market weakness • ~25% to 30% of sales outside of North America – China slowing; India up mid-single digits; Europe flat • Organic growth from customer and product wins • Focus on innovation and globalization continues	• Revenue split of ~45% for OE versus ~55% for distribution • Commercial backlogs remain high – solid build rates but new platforms slower • Distributors expect to continue to reduce inventory levels • Military sales down due to defense cuts • New qualifications at Airbus and additional collar certifications • Leverage separate aerospace platforms to drive growth and enhance margins	• Majority of business is MRO-related • Lower oil prices and related activity continued to impact upstream volume and reduce refinery capex spending – no recovery assumed • Selectively exit certain lower margin business • Focus on fixed and variable cost reductions • Restructuring business for improved operational efficiency and margin	• Cylinder products comprise majority of segment • No recovery assumed related to lower oil prices and activity • Low backlog entering the year • Cylinder sales impacted by overall industrial weakness • Exports continue to be challenged due to strong U.S. dollar • Continue to "right-size" business to reflect current market demand	• Cash costs decreased 3% to 3.5% of sales • Tax rate relatively flat with 2015 • TSA with Horizon Global winds down
• Overall low to mid-single digit sales growth expected • Operating at targeted margin levels	• Overall low to mid-single digit sales growth expected • Continued margin expansion	• Overall sales down low to mid-single digits • Continued margin expansion	• Overall sales down mid to high-single digits • Engine business at breakeven at lower run rate • Cylinder business holds targeted margin range via productivity	

Earnings expansion in the face of top-line headwinds – focus on what we can control.

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Financial Targets Grow Packaging and Aerospace sales 2x other businesses; improve Aerospace and Energy margins to historical levels. Segment Target Revenue Growth Target 2018 Operating Profit Margin Packaging • Mid single-digit organic growth, complemented by acquisitions 22% – 24% Aerospace • Mid-to-high single-digit organic growth, complemented by acquisitions 24% – 26% Energy • GDP+ organic growth 10% – 12% Engineered Components • GDP+ organic growth 14% – 16% Corporate • N/A < 3% of Sales Key Assumptions: • No economic recession • Real GDP 1.5% - 2.5% • Currency rates held constant at Q1 2015 rates • Oil price and rig counts rise to 2014 levels by 2018 • Corporate excludes non- cash long-term equity incentive expense 21

Summary • Ongoing margin improvement – all tactics implemented – Grow higher-margin Packaging and Aerospace – Execute Financial Improvement Plan – each business and corporate – Restructure Energy – fixed and variable cost-out; added program managers – Continuous productivity pipeline – Selectively exit lower margin products, customers and locations – Incent desired behaviors – incentive system metric • Mitigate external headwinds • Capitalize on profitable growth opportunities • Capital allocation – focus on investments with highest returns • Consider opportunistic and value-accretive acquisitions – focus M&A on Packaging and Aerospace 22 Firm understanding of the challenges and external factors – focused on execution for remainder of 2015 and beyond.

Questions and Answers

Appendix

Third Quarter YTD Summary

TriMas

(Unaudited, excluding Special Items, dollars in millions, except per share amounts)

(from continuing operations)	Q3 YTD 2015	Q3 YTD 2014	Variance
Revenue	$671.2	$663.9	1.1%
Operating profit	$79.6	$75.1	6.1%
Operating profit margin	11.9%	11.3%	60 bps
Income (1)	$45.4	$43.2	5.1%
Diluted EPS (1)	$1.00	$0.95	5.3%
Free Cash Flow (2)	$9.1	$34.3	-73.5%
Total debt	$459.4	$338.3	35.8%

- YTD sales were relatively flat as compared to YTD 2014 – acquisition and organic sales growth offset by impact of lower oil-related activity and unfavorable currency exchange
- Operating profit dollars and margin percentage increased – margin increased 60 basis points as a result of improvements in Packaging and Aerospace, and a reduction in corporate expense
- Income and diluted EPS both increased as compared to Q3 2014
- FCF lower than last year as a result of timing of payments, but expected to be between $50 million to $60 million for full year 2015
- Total debt increased as compared to Q3 2014 as a result of the Q4 2014 acquisition of Allfast, but lower than year end due to debt pay down resulting from Horizon Global dividend related to spin-off

Organic and acquisition growth offset by impact of lower oil prices and unfavorable currency.

(1) Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.

(2) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of the Financial Improvement Plan, less Capital Expenditures.

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Condensed Consolidated Balance Sheet

TriMas

(Dollars in thousands)

	September 30, 2015 (unaudited)	December 31, 2014
Assets		
Current assets:		
Cash and cash equivalents	$ 22,460	$ 24,420
Receivables, net	144,600	132,800
Inventories	176,410	171,260
Deferred income taxes	24,030	24,030
Prepaid expenses and other current assets	12,550	8,690
Current assets, discontinued operations	-	197,420
Total current assets	380,050	558,620
Property and equipment, net	174,320	177,470
Goodwill	455,430	460,080
Other intangibles, net	281,230	297,420
Other assets	21,930	27,960
Non-current assets, discontinued operations	-	140,200
Total assets	$ 1,312,960	$ 1,661,750
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 13,860	$ 23,400
Accounts payable	84,060	103,510
Accrued liabilities	61,870	63,110
Current liabilities, discontinued operations	-	119,900
Total current liabilities	159,790	309,920
Long-term debt	445,560	615,170
Deferred income taxes	42,350	46,320
Other long-term liabilities	57,400	64,450
Non-current liabilities, discontinued operations	-	35,260
Total liabilities	705,100	1,071,120
Total shareholders' equity	607,860	590,630
Total liabilities and shareholders' equity	$ 1,312,960	$ 1,661,750

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Consolidated Statement of Income

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Net sales	$ 222,190	$ 222,330	$ 671,220	$ 663,870
Cost of sales	(159,720)	(162,460)	(484,110)	(480,800)
Gross profit	62,470	59,870	187,110	183,070
Selling, general and administrative expenses	(40,910)	(39,350)	(123,320)	(113,070)
Operating profit	21,560	20,520	63,790	70,000
Other expense, net:				
Interest expense	(3,440)	(2,080)	(10,610)	(6,310)
Debt financing and extinguishment costs	-	-	(1,970)	-
Other expense, net	(720)	(1,730)	(2,330)	(3,450)
Other expense, net	(4,160)	(3,810)	(14,910)	(9,760)
Income from continuing operations before income tax expense	17,400	16,710	48,880	60,240
Income tax expense	(5,690)	(5,620)	(16,740)	(21,020)
Income from continuing operations	11,710	11,090	32,140	39,220
Income (loss) from discontinued operations, net of tax	-	11,140	(4,740)	28,590
Net income	11,710	22,230	27,400	67,810
Less: Net income attributable to noncontrolling interests	-	-	-	810
Net income attributable to TriMas Corporation	$ 11,710	$ 22,230	$ 27,400	$ 67,000
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.26	$ 0.24	$ 0.71	$ 0.85
Discontinued operations	-	0.25	(0.10)	0.64
Net income per share	$ 0.26	$ 0.49	$ 0.61	$ 1.49
Weighted average common shares - basic	45,157,412	44,919,340	45,102,067	44,863,008
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.26	$ 0.24	$ 0.70	$ 0.85
Discontinued operations	-	0.25	(0.10)	0.63
Net income per share	$ 0.26	$ 0.49	$ 0.60	$ 1.48
Weighted average common shares - diluted	45,499,104	45,276,199	45,439,618	45,231,058

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Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Cash Flows from Operating Activities:		
Net income	$ 27,400	$ 67,810
Income (loss) from discontinued operations	(4,740)	28,590
Income from continuing operations	32,140	39,220
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Loss on dispositions of property and equipment	590	430
Depreciation	16,430	15,350
Amortization of intangible assets	15,790	10,900
Amortization of debt issue costs	1,360	1,430
Deferred income taxes	(4,220)	(7,120)
Non-cash compensation expense	4,590	6,450
Excess tax benefits from stock based compensation	(300)	(1,100)
Debt financing and extinguishment costs	1,970	-
Increase in receivables	(15,790)	(24,610)
Increase in inventories	(7,010)	(1,970)
(Increase) decrease in prepaid expenses and other assets	(1,020)	1,320
Increase (decrease) in accounts payable and accrued liabilities	(15,540)	11,970
Other, net	(250)	370
Net cash provided by operating activities of continuing operations, net of acquisition impact	28,740	52,640
Net cash provided by (used for) operating activities of discontinued operations	(14,030)	12,260
Net cash provided by operating activities, net of acquisition impact	14,710	64,900
Cash Flows from Investing Activities:		
Capital expenditures	(20,360)	(18,320)
Acquisition of businesses, net of cash acquired	-	(27,510)
Net proceeds from disposition of assets	1,680	50
Net cash used for investing activities of continuing operations	(18,680)	(45,780)
Net cash used for investing activities of discontinued operations	(2,510)	(2,510)
Net cash used for investing activities	(21,190)	(48,290)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	275,000	-
Repayments of borrowings on term loan facilities	(441,410)	(6,660)
Proceeds from borrowings on revolving credit and accounts receivable facilities	995,620	732,480
Repayments of borrowings on revolving credit and accounts receivable facilities	(1,006,490)	(687,520)
Payments for deferred purchase price	(5,810)	-
Debt financing fees	(1,850)	-
Distributions to noncontrolling interests	-	(580)
Payment for noncontrolling interests	-	(51,000)
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,620)	(2,780)
Proceeds from exercise of stock options	430	480
Excess tax benefits from stock based compensation	300	1,100
Cash transferred to the Cequent businesses	(17,050)	-
Net cash used for financing activities of continuing operations	(203,880)	(14,480)
Net cash provided by financing activities of discontinued operations	208,400	940
Net cash provided by (used for) financing activities	4,520	(13,540)
Cash and Cash Equivalents:		
Net increase (decrease) for the period	(1,960)	3,070
At beginning of period	24,420	27,000
At end of period	$ 22,460	$ 30,070
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 12,320	$ 7,960
Cash paid for taxes	$ 22,260	$ 25,610

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Company and Business Segment Financial Information

TriMas

(Unaudited, dollars in thousands, from continuing operations)

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Packaging				
Net sales	$ 87,930	$ 89,320	$ 256,470	$ 257,000
Operating profit	$ 21,870	$ 20,770	$ 60,090	$ 59,670
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 280	$ 620	$ 710	$ 620
Excluding Special Items, operating profit would have been	$ 22,150	$ 21,390	$ 60,800	$ 60,290
Aerospace				
Net sales	$ 45,380	$ 27,410	$ 134,340	$ 86,420
Operating profit	$ 7,110	$ 3,870	$ 22,410	$ 14,390
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 1,120	$ -	$ 2,740	$ -
Excluding Special Items, operating profit would have been	$ 8,230	$ 3,870	$ 25,150	$ 14,390
Energy				
Net sales	$ 51,600	$ 50,290	$ 152,910	$ 155,390
Operating profit (loss)	$ (3,560)	$ (1,100)	$ (10,390)	$ 870
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 5,860	$ 2,080	$ 11,200	$ 4,430
Excluding Special Items, operating profit would have been	$ 2,300	$ 980	$ 810	$ 5,300
Engineered Components				
Net sales	$ 37,280	$ 55,310	$ 127,500	$ 165,060
Operating profit	$ 4,380	$ 8,090	$ 16,570	$ 24,920
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 90	$ -	$ 230	$ -
Excluding Special Items, operating profit would have been	$ 4,470	$ 8,090	$ 16,800	$ 24,920
Corporate expenses				
Operating loss	$ (8,240)	$ (11,110)	$ (24,890)	$ (29,850)
Special Items to consider in evaluating operating loss:				
Severance and business restructuring costs	$ 940	$ -	$ 940	$ -
Excluding Special Items, operating loss would have been	$ (7,300)	$ (11,110)	$ (23,950)	$ (29,850)
Total Continuing Operations				
Net sales	$ 222,190	$ 222,330	$ 671,220	$ 663,870
Operating profit	$ 21,560	$ 20,520	$ 63,790	$ 70,000
Total Special Items to consider in evaluating operating profit	$ 8,290	$ 2,700	$ 15,820	$ 5,050
Excluding Special Items, operating profit would have been	$ 29,850	$ 23,220	$ 79,610	$ 75,050

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Income from continuing operations, as reported	$ 11,710	$ 11,090	$ 32,140	$ 39,220
Less: Net income attributable to noncontrolling interests	-	-	-	810
Income from continuing operations attributable to TriMas Corporation	11,710	11,090	32,140	38,410
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	6,120	2,530	12,050	4,800
Debt extinguishment costs	-	-	1,240	-
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 17,830	$ 13,620	$ 45,430	$ 43,210

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.26	$ 0.24	$ 0.70	$ 0.85
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.13	0.05	$ 0.27	0.10
Debt extinguishment costs	-	-	$ 0.03	-
Excluding Special Items, EPS from continuing operations would have been	$ 0.39	$ 0.29	$ 1.00	$ 0.95
Weighted-average shares outstanding	45,499,104	45,276,199	45,439,618	45,231,058

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Operating profit from continuing operations (excluding Special Items)	$ 29,850	$ 23,220	$ 79,610	$ 75,050
Corporate expenses (excluding Special Items)	7,300	11,110	23,950	29,850
Segment operating profit (excluding Special Items)	$ 37,150	$ 34,330	$ 103,560	$ 104,900
Segment operating profit margin (excluding Special Items)	16.7%	15.4%	15.4%	15.8%

	Three months ended September 30, 2015	Three months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Net cash provided by Operating Activities of continuing operations	$ 8,260	$ 13,410	$ 28,740	$ 52,640
Add: Cash impact of Financial Improvement Plan	730	-	730	-
Cash Flows from operating activities excluding special items	8,990	13,410	29,470	52,640
Less: Capital expenditures of continuing operations	(7,470)	(5,380)	(20,360)	(18,320)
Free Cash Flow from continuing operations	$ 1,520	$ 8,030	$ 9,110	$ 34,320

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Current Debt Structure

TriMas

(Unaudited, dollars in thousands)

	September 30, 2015	December 31, 2014
Cash and Cash Equivalents	$ 22,460	$ 24,420
Credit Agreement	390,120	559,530
Receivables facility and other	69,300	79,040
Total Debt	459,420	638,570
Key Ratios:		
Bank LTM EBITDA	$ 164,040	$ 243,610
Interest Coverage Ratio	13.42 x	13.02 x
Leverage Ratio	2.85 x	2.71 x
Bank Covenants:		
Minimum Interest Coverage Ratio	3.00 x	3.00 x
Maximum Leverage Ratio	3.50 x	3.50 x

As of September 30, 2015, TriMas had $129.7 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

31

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income for the twelve months ended September 30, 2015	$	28,870
Interest expense		13,890
Income tax expense		17,510
Depreciation and amortization		43,400
Non-cash compensation expense		5,250
Other non-cash expenses or losses		15,190
Non-recurring expenses or costs relating to cost saving projects		14,580
Acquisition integration costs		8,020
Debt financing and extinguishment costs		5,330
Permitted dispositions		9,410
Permitted acquisitions		830
Negative EBITDA from discontinued operations		1,760
Bank EBITDA - LTM Ended September 30, 2015 [1]	$	164,040

[1] As defined in the Credit Agreement dated June 30, 2015.

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